UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 654-7990
(Registrant’s telephone number, including area code)

120 West 45th Street, 35th Floor, New York, NY 10036
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 22, 2007, NetRatings, Inc. ("NetRatings"), Nielsen Media Research, Inc., the majority stockholder of NetRatings and a wholly-owned indirect subsidiary of The Nielsen Company B.V. ("NMR"), and NTRT Acquisition Sub, Inc., a wholly-owned subsidiary of NMR ("Merger Sub"), completed the previously announced merger of Merger Sub with and into NetRatings pursuant to the Agreement and Plan of Merger, dated as of February 5, 2007 (the "Merger Agreement"), among NMR, Merger Sub and NetRatings. As a result of the merger, The Nielsen Company B.V. and its subsidiaries acquired the remaining shares of NetRatings that they did not already own, and as a result, NetRatings became wholly-owned by The Nielsen Company B.V. and its subsidiaries. Each issued and outstanding share of NetRatings’ common stock, par value $0.001 per share, not already owned by NMR or its affiliates was cancelled in exchange for the right to receive $21.00 in cash, without interest. Each outstanding option, whether vested or unvested, was cancelled in exchange for the right to receive in cash, without interest, the product of (a) the excess, if any, of $21.00 over the exercise price per share of common stock for such option and (b) the number of shares of common stock then subject to such option.

In connection with the closing of the merger, NetRatings filed a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 on June 22, 2007 to terminate the registration of its common stock.

The information set forth in Item 1.01 to NetRatings' current report on Form 8-K filed on February 6, 2007 and a copy of the Merger Agreement, which was attached as Exhibit 2.1 thereto, are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated by such document is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)          In connection with the closing of the merger, NetRatings notified The Nasdaq Global Market (“Nasdaq”) on June 22, 2007 that shares of common stock of NetRatings were generally converted into the right to receive $21.00 in cash, without interest, and requested that Nasdaq effect a trading suspension of the common stock of NetRatings. As a result, NetRatings' common stock ceased trading on the Nasdaq at the close of business on June 22, 2007. The Nasdaq will file with the Securities and Exchange Commission an application on Form 25 to report that the common stock of NetRatings is no longer listed on the Nasdaq.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        In connection with the closing of the merger, each of William R. Pulver, John A. Dimling, David H. Harkness, Arthur F. Kingsbury, Thomas A. Mastrelli, D. Scott Mercer and Jerrell W. Shelton voluntarily resigned from the board of directors of NetRatings on June 22, 2007. Pursuant to the terms of the Merger Agreement, the directors of Merger Sub became the directors of NetRatings immediately after the effective time of the merger.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

In connection with the consummation of the merger on June 22, 2007, NetRatings’ Certificate of Incorporation and Bylaws were amended and restated. Copies of NetRatings’ Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of February 5, 2007, among Nielsen Media Research, Inc., NTRT Acquisition Sub, Inc. and NetRatings, Inc. (Incorporated by reference to exhibit number 2.1 to NetRatings, Inc.’s Current Report on Form 8-K dated February 6, 2007)

3.1	Amended and Restated Certificate of Incorporation of NetRatings, Inc.
3.2	Amended and Restated Bylaws of NetRatings, Inc.
99.1	Press Release, dated June 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: June 22, 2007	By:	/s/ Alan Shapiro
Alan Shapiro Senior Vice President & General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of February 5, 2007, among Nielsen Media Research, Inc., NTRT Acquisition Sub, Inc. and NetRatings, Inc. (Incorporated by reference to exhibit number 2.1 to NetRatings, Inc.’s Current Report on Form 8-K dated February 6, 2007)

3.1	Amended and Restated Certificate of Incorporation of NetRatings, Inc.
3.2	Amended and Restated Bylaws of NetRatings, Inc.
99.1	Press Release, dated June 22, 2007.

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